EXHIBIT 99.1

Press Contact:	Investor Relations Contact:
Jean Lombard	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(415) 846-5109	(650) 846-5747
jlombard@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

SECOND QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., June 19, 2003—TIBCO Software Inc. (Nasdaq: TIBX), a leading enabler of real-time business and the leading independent business integration software company in the world, as demonstrated by market share and analyst reports, today announced results for its second fiscal quarter ended May 30, 2003. Total revenues for the second quarter were $61.5 million. License revenues for the second quarter were $30.8 million. Net loss for the quarter calculated in accordance with accounting principles generally accepted in the United States was $0.6 million or $0.00 per share.

TIBCO had non-GAAP net income for the second fiscal quarter of $0.6 million. TIBCO’s non-GAAP earnings per share on a fully diluted basis were $0.00 for the quarter. Non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles, and assume a non-GAAP effective tax rate of 38%.

“We remain committed to our customers’ success and to continuing to operate our company in a prudent financial manner,” said Vivek Ranadivé, TIBCO Chairman and CEO. “With more than 2,000 customers, a strong product portfolio, and a solid balance sheet, we will continue to focus on our long term success.”

Highlights for TIBCO’s Second Fiscal Quarter 2003

•	During Q2, we added 76 new customers, ending the quarter with more than 2,000 customers. These include organizations such as New York Presbyterian Hospital, US Department of Commerce, Western Area Power Administration, Spanish Airports and Air Navigation Entity, and Burlington Resources, among others. In addition, we increased and successfully expanded our business with market leaders such as Virgin Mobile, Southwest Airlines, Lockheed Martin, Telstra, Vodafone, and Trinity Health.

•	TIBCO continued to strengthen and expand relationships with key Systems Integrators and software vendors, such as Accenture, Ariba, AspenTech, CGEY, Deloitte Consulting, HP, PeopleSoft, PTC, Siebel Systems, Teradata, Yahoo!, and Borland.

•	During the quarter, TIBCO also earned its seventh straight “leader” quadrant classification from Gartner Group. TIBCO is the only independent business integration software company to be selected as a leader in each integration magic quadrant ever published by Gartner Group, reflecting the historical strength of the company and its products. In addition, the current placement in the leader quadrant is a reflection of TIBCO’s leadership and product excellence in a challenging economic environment. This an outstanding accomplishment and reflects the continued exceptional commitment of our talented employees.

Conference Call Details

TIBCO Software has scheduled a conference call at 5:00 p.m. EST today to discuss its fiscal second quarter results. Interested parties may access the conference call over the Internet through CCBN at www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software Inc.

TIBCO Software Inc. is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of real-time business, what TIBCO calls The Power of Now®, to over 2,000 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven business integration, business optimization, and enterprise backbone solutions, TIBCO can be reached at +1-650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

NOTE: TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

# # #

Legal Notice Regarding Forward-Looking Statements: This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding TIBCO’s business, customers, markets served and the strength of TIBCO’s business that may affect future earnings or financial results. These statements are subject to risks and uncertainties that could cause our actual results could differ materially from such forward-looking statements. These risks and uncertainties include, without limitation: possible fluctuations in the demand for TIBCO’s products and services; possible fluctuations in economic conditions affecting the market for TIBCO’s products and services; TIBCO’s ability to compete with existing or new competitors; and the risk that the strength of TIBCO’s business may not be maintained. Additional information concerning risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements can be found in TIBCO’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to its most recent reports on Forms 10-Q and 10-K filed with the SEC on April 10, 2003 and February 5, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO assumes no obligation to update the forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

TIBCO provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. TIBCO believes that this presentation of non-GAAP net income and non-GAAP earnings per share data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

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TIBCO Software Inc.

GAAP and Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income/Loss

(unaudited, in thousands, except per share data)

	Three Months Ended May 30, 2003			Six Months Ended May 30, 2003
	GAAP	Adjustments*	Non-GAAP	GAAP	Adjustments*	Non-GAAP
Revenue	$61,468	$—	$61,468	$125,121	$—	$125,121
Cost of revenue	13,561	(65)	13,496	27,250	(119)	27,131

Gross profit	47,907	65	47,972	97,871	119	97,990
Operating expenses:
Research and development	17,267	(148)	17,119	34,770	(375)	34,395
Sales and marketing	29,199	(100)	29,099	56,085	(137)	55,948
General and administrative	5,746	(18)	5,728	10,810	(57)	10,753
Acquired in-process research and development	—	—	—	—	—	—
Restructuring charges	—	—	—	1,100	(1,100)	—
Amortization and acquired intangibles	1,691	(1,691)	—	3,382	(3,382)	—

Total operating expenses	53,903	(1,957)	51,946	106,147	(5,051)	101,096
Income (loss) from operations	(5,996)	2,022	(3,974)	(8,276)	5,170	(3,106)
Interest and other income, net	4,992	—	4,992	10,095	—	10,095

Income (loss) before income taxes	(1,004)	2,022	1,018	1,819	5,170	6,989
Provision (benefit) for income taxes (1)	(444)	831	387	718	1,938	2,656

Net income (loss)	$(560)	$1,191	$631	$1,101	$3,232	$4,333

Net income per share—basic	$(0.00)		$0.00	$0.01		$0.02

Basic shares outstanding	211,213		211,213	210,718		210,718

Net income per share—diluted	$(0.00)		$0.00	$0.01		$0.02

Diluted shares outstanding	211,213		211,213	218,646		218,646

* The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended May 30, 2003	Six Months Ended May 30, 2003
Net income (loss), GAAP	$(560)	$1,101
Stock-based compensation charges	331	688
Amortization of goodwill and acquired intangibles	1,691	3,382
Restructuring charges	—	1,100
Provision for income taxes (1)	(831)	(1,938)

Net income, non-GAAP	$631	$4,333

(1) A projected pro forma effective tax rate for 2003 of 38% has been used to adjust the provision for income taxes for non-GAAP presentation purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	May 30, 2003	February 28, 2003	November 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$116,346	$110,221	$57,229
Short-term investments	530,192	542,416	580,624
Accounts receivable, net	48,599	36,052	59,795
Accounts receivable from related parties	3,127	5,548	1,483
Other current assets	15,267	12,795	14,462

Total current assets	713,531	707,032	713,593

Property and equipment, net	48,167	51,531	54,827
Other assets	8,886	8,925	8,348
Goodwill	103,183	103,183	101,994
Acquired intangibles, net	11,257	12,947	15,826

Total assets	$885,024	$883,618	$894,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,348	$4,830	$5,242
Amounts due related parties	122	376	1,846
Accrued liabilities	36,418	32,686	41,681
Accrued excess facilities costs	46,757	49,143	51,311
Deferred revenue	47,923	46,337	49,781

Total liabilities	135,568	133,372	149,861

Stockholders’ equity:
Common stock	211	212	210
Additional paid-in capital	916,064	915,647	912,821
Unearned stock-based compensation	(632)	(939)	(1,333)
Accumulated other comprehensive income	2,580	3,533	2,897
Accumulated deficit	(168,767)	(168,207)	(169,868)

Total stockholders’ equity	749,456	750,246	744,727

Total liabilities and stockholders’ equity	$885,024	$883,618	$894,588

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended May 31, 2002	Six Months Ended May 31, 2002	Three Months Ended February 28, 2003	Three Months Ended May 30, 2003	Six Months Ended May 30, 2003
License Revenue:
Non-related parties	$31,973	$75,039	$24,785	$27,977	$52,762
Related parties	3,800	7,600	10,190	2,823	13,013

Total license revenue	35,773	82,639	34,975	30,800	65,775

Service and maintenance revenue:
Non-related parties	24,781	48,689	24,908	26,303	51,211
Related parties	3,112	6,371	3,223	3,826	7,049
Billed expenses	467	1,116	547	539	1,086

Total service and maintenance revenue	28,360	56,176	28,678	30,668	59,346

Total revenue	64,133	138,815	63,653	61,468	125,121
Cost of revenue:
Stock-based compensation	169	322	54	65	119
Other cost of revenue non-related parties	15,834	30,386	13,232	13,297	26,529
Other cost of revenue related parties	1,238	2,241	403	199	602

Gross Profit	46,892	105,866	49,964	47,907	97,871

Operating expenses:
Research and development
Stock-based compensation	336	787	227	148	375
Other research and development	18,206	34,514	17,276	17,119	34,395
Sales and marketing
Stock-based compensation	206	495	37	100	137
Other sales and marketing	34,398	65,420	26,849	29,099	55,948
General and administrative
Stock-based compensation	76	655	39	18	57
Other general and administrative	6,217	11,013	5,025	5,728	10,753
Acquired in-process research and development	2,400	2,400	—	—	—
Restructuring charges	29,645	29,645	1,100	—	1,100
Amortization and acquired intangibles	6,020	11,874	1,691	1,691	3,382

Total operating expenses	97,504	156,803	52,244	53,903	106,147

Loss from operations	(50,612)	(50,937)	(2,280)	(5,996)	(8,276)
Interest and other income, net	6,717	12,844	4,641	4,092	8,733
Realized gain (loss) on investments	(11,839)	(9,800)	462	900	1,362

Net income (loss) before income taxes	(55,734)	(47,893)	2,823	(1,004)	1,819
Provision (benefit) for income taxes	258	4,668	1,162	(444)	718

Net income (loss)	$(55,992)	$(52,561)	$1,661	$(560)	$1,101

Net income (loss) per share—basic	$(0.27)	$(0.26)	$0.01	$(0.00)	$0.01

Shares used to compute net income per share—basic	204,630	202,887	210,224	211,213	210,718

Net income (loss) per share—diluted	$(0.27)	$(0.26)	$0.01	$(0.00)	$0.01

Shares used to compute net income per share—diluted	204,630	202,887	218,809	211,213	218,646